                                                                    EXHIBIT 10.9

                                LEASE AGREEMENT
                  (Multi-Tenant Office Building, Triple Net)


                               CENTURY PARK, LLC
                                  (Landlord)

                                      To

                              PC CONNECTION, INC.
                                   (Tenant)

                                 Century Park
                             Hudson, New Hampshire


                           CONTENTS
ARTICLE I           LEASED PREMISES; CONSTRUCTION
ARTICLE II          TERM OF LEASE
ARTICLE III         OPTION TO RENEW
ARTICLE IV          RENT;
ARTICLE V           SECURITY DEPOSIT;
ARTICLE VI          QUIET ENJOYMENT
ARTICLE VII         COMMON AREAS OF THE OFFICE BUILDING; MAINTENANCE THEREOF
ARTICLE VIII        CONDITION OF LEASED PREMISES; REPAIRS
ARTICLE IX          IMPROVEMENTS BY TENANT
ARTICLE X           MACHINERY AND EQUIPMENT - TRADE FIXTURES
ARTICLE XI          UTILITIES
ARTICLE XII         USE OF LEASED PREMISES
ARTICLE XIII        HAZARDOUS WASTE OR SUBSTANCES
ARTICLE XIV         ASSIGNMENT; SUBLEASING
ARTICLE XV          TAXES AND ASSESSMENTS
ARTICLE XVI         MECHANIC'S LIEN
ARTICLE XVII        EMINENT DOMAIN
ARTICLE XVIII       LIABILITY; INDEMNIFICATION
ARTICLE XIX         RULES AND REGULATIONS
ARTICLE XX          LANDLORD'S INSURANCE
ARTICLE XXI         TENANT'S INSURANCE
ARTICLE XXII        DESTRUCTION OR DAMAGE
ARTICLE XXIII       REPOSSESSION BY LANDLORD
ARTICLE XXIV        MORTGAGE LIEN
ARTICLE XXV         DEFAULT
ARTICLE XXVI        ACCESS TO LEASED PREMISES
ARTICLE XXVII       NOTICES
ARTICLE XXVIII      SIGNS; EXTERIOR APPEARANCE; PYLON; SIGN
ARTICLE XXIX        SHORT FORM RECORDING
ARTICLE XXX         NO BROKER
ARTICLE XXXI        WARRANTIES AND REPRESENTATIONS OF TENANT
ARTICLE XXXII       SUCCESSION
ARTICLE XXXIII      WAIVER
ARTICLE XXXIV       GOVERNING LAW
ARTICLE XXXV        COUNTERPARTS
ARTICLE XXXVI       MODIFICATION; ENTIRE AGREEMENT
ARTICLE XXXVII      SECTION HEADINGS
ARTICLE XXXVIII     SEVERABILITY
ARTICLE XXXIX       PARKING
ARTICLE XL          INTERPRETATION

Exhibit A           Floor Plans
Exhibit A-2         Legal Description
Exhibit B           Tenant's Work
Exhibit C           Landlord's Work
Exhibit D           Letter of Credit
Exhibit E           Credit, Bank and Trade References for Tenant
Exhibit F           Rules and Regulations
Exhibit G           Collateral Assignment of Lease form
Exhibit H           Landlord's Consent to Collateral Assignment of Lease form

     LEASE dated this 1st day of October, 1997, by and between CENTURY PARK, LLC, a New Hampshire limited liability company with an address of c/o Oreo Marketing Corporation, 124 Indian Rock Road, Windham, NH 03087 ("Landlord") and PC CONNECTION, INC., a New Hampshire corporation, with an address of 528 Route 13 South, Milford, New Hampshire 03055 ("Tenant").

                                  WITNESSETH:

 ARTICLE I - LEASED PREMISES; CONSTRUCTION

     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, an area of approximately Eight Thousand Three Hundred Eighty-Seven (8,387) square feet, as cross-hatched on the plan attached hereto as Exhibit A-1 (the "Leased Premises"), which area is a part of an office building or buildings known as Century Park located upon a lot or parcel of land situated in the Town of Hudson, County of Hillsborough, New Hampshire, as more particularly described in Exhibit A-2 attached hereto, together with such additions and extensions as Landlord may from time to time designate as included within the office building or buildings (the "Office Building"). This is a "net, net, net lease" and Tenant shall pay Tenant's Proportionate Share (hereinafter defined) of all expenses incurred in connection with the operation of the Office Building so that the Base Rent described in Article IV will be entirely "net" to Landlord, except for
(a) interest and amortization on mortgages encumbering the fee title at any time and (b) any estate, inheritance, income or personal taxes of Landlord.

     1.2 (a) All work performed by Tenant shall be performed at Tenant's sole risk and in accordance with good construction practices, applicable legal requirements and insurance requirements. Tenant leases the Lease Premises in an "as is" condition, excluding Landlord's Work (hereinafter defined) and all required interior improvements as described in Exhibit B attached hereto, including, but not limited to, heating, ventilation and air conditioning ("HVAC"), lighting, electrical, plumbing, separate metering for all electrical and other utilities servicing the Leased Premises, installation of a transformer and ventilation for the new HVAC unit, design and permits, shall be the sole responsibility and cost of Tenant (the "Tenant's Work"). The Tenant's Work shall be installed and constructed in accordance with the provisions of this Lease, including, but not limited to, Article IX.

     (b) Landlord shall purchase and install, at Landlord's sole cost and expense, one (1) HVAC unit, renovate existing bathrooms and install a new handicap bathroom as shown on Exhibit C attached hereto ("Landlord's Work").

     1.3 For all purposes in this Lease, the term "Tenant's Proportionate Share" shall mean six and sixty-three hundredths percent (6.63%), which is the ratio that the gross square feet of the Leased Premises of Eight thousand five
-----
hundred sixty (8,560)
square feet plus a common area factor of ten percent (10%), totaling Nine
            ----                                            --------
thousand four hundred sixteen (9,416) square feet bears to the total rentable
                                                  -----
square feet of the Office Building (which is One hundred forty-two-thousand eighty-nine (142,089)) square feet. Landlord may adjust, at its option, the Tenant's Proportionate Share in the event that the rentable square feet in the Office Building changes. In the event of such adjustment, Landlord shall give Tenant notice in writing of the new Tenant's Proportionate Share which shall become effective on the first (1st) day of the month following the notice.

ARTICLE II - TERM OF LEASE

     2.1 The initial term of this Lease is for a period of one (1) year, which period will commence on September 1, 1997 (the "Commencement Date") and terminate on August 31, 1998.

     2.2 The term "Lease Year" shall mean each twelve (12) full months following the first such Lease Year.

     2.3 If Tenant holds over after the expiration of this term or any exercised option term without objection from Landlord, then such holding over will not extend the term of this Lease, but will create a month-to-month tenancy under the same conditions as this Lease except that rent shall be paid in the amount of 200% the base rent set forth in Section 4.1 hereof.

ARTICLE III - OPTION TO RENEW

     3.1 Tenant shall have the option to renew the Lease for four (4) additional terms of one (1) year each. Said options may be exercised by given notice to Landlord on or before three (3) months prior to expiration of the then-current term of the Lease of Tenant's intent to exercise the option. As a condition to the right to renew this Lease for each renewal term, Tenant shall furnish to Landlord credit, bank and trade references in the form and with the same or greater financial quality as the references attached hereto as Exhibit
E. If Tenant fails to exercise an option to renew, then all further options renew expire, and the Lease shall terminate and the end of the then-current term.

ARTICLE IV - RENT; TENANT'S FINANCIAL CONDITION

     4.1 Tenant shall pay Landlord (at the address specified in Article XXVIII hereof), based upon nine thousand four hundred sixteen (9,416) square feet which is the gross square feet of the Leased Premises plus a common area factor of ten
                                                ----
percent (10%), as base rent for the Leased Premises during the initial term of this Lease, the sum of Four Dollars and Fifty Cents ($4.50) per square foot, which is Forty-Two Thousand Three Hundred Seventy-Two Dollars ($42,372) (the "Base Rent"), payable in equal monthly installments of Three Thousand Five Hundred Thirty-One Dollars ($3,531).

     4.2 Tenant shall pay Landlord (at the address specified in Article XXVIII hereof), as "Base Rent" for the Leased Premises for the renewal terms the following amounts:

     (a) The sum of Five Dollars ($5.00) per square foot, Forty-Seven Thousand Eighty Dollars ($47,080) for the second Lease Year, payable in equal monthly installments of Three Thousand Nine Hundred Twenty-Three Dollars and Thirty-Four Cents ($3,923.34);

     (b) The sum of Five Dollars and Fifty Cents ($5.50) per square foot, Fifty-One Thousand Seven Hundred Eighty-Eight Dollars ($51,788) for the third Lease Year payable in equal monthly installments of Four Thousand Three Hundred Fifteen Dollars and Sixty-Seven Cents ($4,315.67);

     (c) The sum of Six Dollars ($6.00) per square foot, Fifty-Six Thousand Four Hundred Ninety-Six Dollars ($56,496) for the fourth Lease Year payable in equal monthly installments of Four Thousand Seven Hundred Eight Dollars ($4,708); and

     (d) The sum of Seven Dollars ($7.00) per square foot, Sixty-Five Thousand Nine Hundred Twelve Dollars ($65,912) for the fifth Lease Year payable in equal monthly installments of Five Thousand Four Hundred Ninety-Two Dollars and Sixty-Seven Cents ($5492.67).

     4.3 All rent is payable in advance, without demand, in fixed monthly installments of one twelfth of the then-current yearly Base Rate on or before the first day of each and every month during the term hereof. If this lease begins on any day other than the first (1st) of any calendar month, then the rent for the first month will be prorated for the number of days in that month that this lease is effective. A similar proration will be made for the end of the term.

     4.4 The Base Rent and all other sums payable by Tenant hereunder shall be referred to as "Rent". For further sums payable by Tenant as Rent (sometimes called "Additional Rent") see Articles VII, VIII, XI, XV and XX.

     4.5 It is understood that the Base Rent, Monthly Estimated Common Area Maintenance Charge, Tenant Proportionate Share of Real Estate Taxes (hereinafter defined) and Insurance Premiums (hereinafter defined) is payable on or before the first day of each month without offset or deduction of any nature. In the event such Rent is not received when due or any check tendered to Landlord is returned to

Landlord as uncollectible, Tenant shall pay the applicable service charges set forth in this Section 4.5, which Landlord and Tenant agree are a fair and reasonable estimate of the costs to be incurred by Landlord by reason of such late payment. The service charge for a late payment shall be an amount equal to five percent (5%) of any installment of rent and other charges past due for more than five (5) days; provided, however, interest on such past due installment and late payment charge shall accrue at the rate of eighteen percent (18%) per annum after the thirtieth (30th) day such installment is past due until paid. The service charge for a returned check shall be One Hundred Dollars ($100). In no event shall the aggregate of the interest to be paid by Tenant, plus any other amounts paid in connection with the transaction evidenced hereby which would under applicable law be deemed "interest", ever exceed the maximum amount of interest which, under applicable law, could be lawfully charged to Tenant hereunder (the "Maximum Rate"). Therefore, none of the terms of this Lease shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and Tenant shall not be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this Section shall control all other provisions of this Lease. If any amount of interest taken or received by Landlord shall be in excess of the maximum amount of interest which, under applicable law, could lawfully have been collected under this Lease, then the excess shall be deemed to have been the result of a mathematical error by Landlord and Tenant and shall be refunded promptly to Tenant.

     4.6 Any payment by Tenant or acceptance by Landlord of an amount less than that due under the terms hereof will be treated as a payment on account, regardless of any endorsement appearing on any such check or any statement made by Tenant to the contrary.

ARTICLE V - SECURITY DEPOSIT; LETTER OF CREDIT

     5.1 Upon the execution hereof, and prior to the commencement of the lease term under Article II hereof, Tenant shall pay to and deposit with Landlord the sum of Five Thousand Dollars ($5,000), as security for the full and faithful performance by Tenant of all the terms of this Lease required to be performed by Tenant, including, but not limited to, the obligations of Tenant under Section
8.5 of this Lease. Landlord may use, apply, or retain the whole or any part of the money deposited as security hereunder to the extent required for the payment of any rent and additional rent or other sum(s) as to which Tenant is in default or for any sum(s) which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the conditions of this Lease, including, but not limited to, any damages or deficiency in reletting of the Leased Premises whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord or the failure of Tenant to comply with the provision of Section 8.5 of this Lease. In the event of Landlord's sale or lease of the Leased Premises of which the Leased Premises forms a part, Landlord shall have the right to transfer said security deposit to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit. In the event of such a transfer, Tenant shall look solely to said transferee for the return of said security deposit. Tenant shall not assign or encumber the money deposited as security without the prior written consent of Landlord, and Tenant agrees that neither Landlord nor its successors and assigns shall be bound by any such assignment or encumbrance. Tenant agrees that the money deposited as security hereunder will not be used to pay the Rent for the last month of the term hereof without the prior written consent of Landlord. Tenant shall be entitled to interest at money market rates on the money deposited as security hereunder. Subject to the terms of this Section, in the event that Tenant shall comply with all of the terms of this Lease, the money deposited as security hereunder will be returned to Tenant at the expiration of the term hereof and after delivery of possession of the Leased Premises to Landlord.

     5.2 As a condition to the exercise of the fourth option to renew this Lease as set forth in Section 3.1 hereof, Tenant shall deliver to Landlord a Letter of Credit in the form attached hereto as Exhibit D in the amount equal to four (4) months Base Rent for the fifth Lease Year of this Lease, which Letter of Credit may be drawn upon by Landlord in the event of a default by Tenant under the terms of this Lease.

ARTICLE VI - QUIET ENJOYMENT

     6.1 Landlord shall put Tenant into possession of the Leased Premises on the Commencement Date, and Tenant, upon paying the rent and observing the other covenants and conditions herein, upon its part to be observed, shall peaceably and quietly hold and enjoy the Leased Premises. Notwithstanding the provisions of the foregoing sentence, Tenant acknowledges that the Office Building and the surrounding site shall be under renovation, and at various times during the term of this Lease, and agrees that any such renovation shall not be a violation of Tenant's right of quiet enjoyment.

ARTICLE VII - COMMON AREAS OF THE OFFICE BUILDING; MAINTENANCE THEREOF

     7.1 The term "Common Area" is defined for all purposes of this Lease as that part of the Office Building intended for the common use of all tenants, including among other facilities (as such may be applicable to the Office Building) parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lobbies, hallways, lighting facilities, drinking fountains, meeting rooms, public toilets, and the like but excluding space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identity and type of any buildings in the Office Building.

Tenant, its employees and customers, and, when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Common Area as constituted from time to time. Such use shall be in common with Landlord, other tenants in the Office Building and other persons permitted by Landlord to use the same, and shall be subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe, including the designation of specific areas within the Office Building or in reasonable proximity thereto, in which automobiles owned by Tenant, its employees, subtenants, licensees and concessionaires shall be parked. Tenant shall not take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of times as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights. Landlord shall be responsible for the operation, management, and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord.

     7.2 (a) In addition to Monthly Rent and any other charges prescribed in this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share of the cost of ownership, operation and maintenance of the Common Area (including, among other costs, those for lighting, management and administrative costs not to exceed $0.50 per square foot, painting, cleaning, policing, inspecting, repairing, replacing, and removing of snow and ice from the Common Area, and the cost of heating, cooling, water, sewer, electricity, fuel oil, natural gas and other utilities for any lobbies and hallways, and, in the event that the Leased Premises and other areas of the Office Building which are leased are not separately metered for utilities, the costs of electricity, heating, cooling and other utilities servicing the Office Building) which may be incurred by Landlord in its discretion, including the cost of maintaining and repairing all utility mains, lines, conduits and other facilities located on, above or under the Common Area (collectively, the "Common Area Maintenance Charges").

     (b) During the first year of this Lease, Tenant will pay Landlord a "Monthly Estimated Common Area Maintenance Charge" in the amount of One Thousand Five Hundred Dollars ($1,500), monthly in advance, payable at the same time and place as the Monthly Rent is payable, except, however, if the Lease Term does not begin on the first day of a calendar month, Tenant shall pay a pro rata portion of such sum for such partial month. Landlord shall have the right to adjust such monthly estimate on an annual basis, pursuant to the following paragraph.

     (c) At the end of each calendar year occurring during the Term of this Lease (or subsequent to the expiration or other termination of this Lease, if such occurs on a date other than the last day of a calendar year), Landlord will give Tenant notice of the total amount paid by Tenant for the relevant calendar year together with the actual amount of Tenant's Proportionate Share of the Common Area Maintenance Charges (the "Total Cost") for such calendar year. If the actual amount of Tenant's Proportionate Share of the Total Cost with respect to such period exceeds the aggregate amount previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within 15 days following notice from Landlord; however, if the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Share of the Total Cost for such period, then, at Landlord's election, such surplus (net of any amount then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant or against any other amount of Rent owing by Tenant to Landlord hereunder, or Landlord may remind such net surplus to Tenant. Periodically, during the Term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Share of Common Area Maintenance Charges for the next fiscal period (determined by Landlord) of the Term of this Lease, whereupon, Tenant shall pay Landlord such amounts as may be so indicated by Landlord in the same manner as the Monthly Estimated Common Area Maintenance Charge. Tenant shall have the right, upon thirty (30) days prior written notice, to inspect Landlord's records relating to such charges, such right to be limited to one time per year.

     7.3 Tenant shall not permit its employees to park in the parking areas overnight for more than three (3) nights, nor to allow unregistered vehicles to
be parked on the property.   Tenant agrees to indemnify Landlord, its employees,
and agents, except the towing operator, and holds each of them harmless from any and all claims of whatsoever nature which may arise by reason of Landlord's removal of unauthorized vehicles. Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Office Building, which areas may be elevated, surface or underground.

ARTICLE VIII - CONDITION OF LEASED PREMISES; REPAIRS

     8.1 Subject to the terms of Article I of this Lease, Tenant accepts the Office Building, improvements, and any equipment or fixtures on or in the Leased Premises "as is" and in their existing condition and agrees that no representation, statement or warranty, express or implied, has been made by or on behalf of Landlord as to such condition, or as to the use that may be made of such property.

     8.2 If the Leased Premises is now, or at any time during the term of this Lease becomes, a "Public Accommodation" under the Americans with Disabilities Act of 1990 (the "ADA"), Tenant shall, at its sole expense, subject to the terms of Article I of this Lease, be responsible for (i) compliance with Title III of the ADA to the extent that the ADA imposes obligations on the procedure and design of any alterations to the Leased Premises made by Tenant, and (ii) making modifications in its policies, practices and procedures in connection with the operating of Tenant's business. If a failure to make such modifications constitutes a violation of the ADA, Tenant shall indemnify and hold harmless Landlord with respect to its failure to comply with the foregoing responsibilities. Any work to be performed Tenant pursuant to this
Section 8.2 shall be governed by all the provisions set forth in Section 9.1 below.

     8.3 Landlord shall maintain in good repair the structural integrity of the roof, and exterior walls of the Leased Premises, and the structural beams, structural columns and other structural parts of the Leased Premises, and the cost of such amount shall be reimbursed to Landlord as part of the Common Area Maintenance Charges. Tenant shall keep, during the term hereof, at its own cost and expense, both the interior of the Leased Premises, excluding the structural integrity of the roof and exterior walls, in as good condition as the same was after the completion of Tenant's Work, reasonable wear and tear, taking by eminent domain and damage due to fire or casualty insured against excepted. Tenant shall replace, at its own cost and expense, damaged, broken or scratched window glass, if any, of the same kind and quality, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted. Tenant shall replace and/or repair, at its own cost and expense, all light bulbs and lighting fixtures which are damaged, broken or cease to function during the term hereof, with bulbs or fixtures of the same kind and quality. In addition, Tenant shall maintain, repair and replace the HVAC servicing the Leased Premises and shall maintain a service contract for the servicing of the HVAC, a copy of which shall be furnished to Landlord, excluding Landlord's Work.

     8.4 Tenant shall take good care of the Leased Premises and keep the same free from waste at all times. Tenant shall keep the Leased Premises and sidewalks, service-ways and loading areas adjacent to the Leased Premises neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Leased Premises, arranging for the regular pick-up of such trash and garbage at Tenant's expense. Removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord as Tenant is notified. Tenant shall arrange for the regular pick up of trash and refuse at Tenant's expense, unless Landlord provides other refuse service, in which case Tenant shall use such other refuse service and pay the cost of such service as specified by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within or outside the Office Building. Tenant shall procure at its sole expense all permits and licenses required for the transaction of business in the Leased Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations affecting the Office Building, including those relating to Hazardous Waste or Substance (hereinafter defined) now in force or that may be hereafter enacted or promulgated.

     8.5 At the end of the term of this Lease and all exercised renewal terms, or upon an earlier termination of this Lease, Tenant shall return the Leased Premises to Landlord in the same condition as the Leased Premises will be upon the completion of Tenant's Work, ordinary wear and tear excepted, with all maintenance obligations of Tenant under this Lease having been performed; and Tenant shall repaint, repair holes or damage to walls, replace burned out light bulbs, clean carpets, replace ceiling tiles and complete any deferred maintenance prior to the time the Lease Premises are returned to Landlord.

ARTICLE IX - IMPROVEMENTS BY TENANT

     9.1 Tenant shall not make or allow to be made any alterations, installations, additions or improvement in or to the Leased Premises, or place safes, vaults or any other heavy furniture or equipment within the Leased Premises, without Landlord prior written consent, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements to the Leased Premises shall be governed by the following terms:

     (a) No such alteration, addition or improvement lessens the fair market value of the Leased Premises or the Office Building and all such improvements are performed in class and quality at least equal to the original construction work;

     (b) All work for any such alteration, addition or improvement shall be performed by a contractor reasonably satisfactory to Landlord prior to the commencement of the work, and Landlord shall approve the construction contract which shall be between the Tenant and the approved contractor;

     (c) Prior to the commencement of work on any such alteration, addition or improvement, Tenant shall procure, at its own cost and expense, all necessary permits; furthermore, the plans and specifications covering the same will have been submitted to and approved by (i) Landlord, (ii) all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and (iii) any mortgagee having an interest in or lien upon the Leased Premises or the Office Building if required by the terms of the mortgage, it being understood that Landlord will not unreasonably refuse to join in any application to any such mortgagee or governmental agency to obtain such approval with respect to any reasonable alteration, addition or improvement;

     (d) In carrying out all such alterations, additions and improvements, Tenant shall comply with the standards, guidelines and specifications imposed by all municipal or other governmental departments and agencies having jurisdiction over the same, including without limitation, all building codes;

     (e) Prior to the commencement of work on any such alteration, addition or improvements, Tenant shall have procured and delivered to Landlord the policy of Builder's Risk insurance hereinafter referred to in Section 21.2 hereof or additional fire and extended coverage insurance as required by Section 21.3 hereof, whichever is applicable;

     (f) All work shall be completed promptly and in a good and workman like manner and shall be performed in such a manner that no mechanic's, materialmen's or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interest with respect to the Leased Premises or the Office Building; and at the completion of all work Tenant shall obtain waivers of mechanic's and materialmen's liens from all persons performing work on or on furnished material to the Leased Premises; and

     (g) Any such alteration, addition or improvement made by Tenant pursuant to the terms hereof shall, at the expiration of the term hereof become and remain the property of Landlord, provided, however, that Landlord may, at its option and upon notice to Tenant not less than ninety (90) days prior to such expiration, require Tenant to remove any such alterations, additions, and improvements and to restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted.

ARTICLE X - MACHINERY AND EQUIPMENT - TRADE FIXTURES

     10.1 All alterations, installations, additions or improvements, other than moveable furniture and moveable trade fixtures, made by Tenant to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Leased Premises; provided, however, that Landlord may require Tenant, at Tenants cost, to remove any and all of such items that are not building standard within ten (10) days following the expiration or termination of this Lease, or the termination of Tenant's right to possession of the Leased Premises. Tenant, at its sole cost and within ten (10) days following the expiration or termination of this Lease, shall remove all of Tenant's property from the Leased Premises. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Leased Premises by Landlord and stored for the account of Tenant; and if Tenant fails to reclaim such property within thirty (30) days following such expiration or earlier termination of this Lease, then such property will be deemed to have been abandoned by Tenant, and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall pay to Landlord the cost incurred by Landlord in removing, storing, selling, destroying or otherwise disposing of any such property.

ARTICLE XI - UTILITIES

     11.1 If the following utilities are, or are to be, separately provided to the Leased Premises, Tenant shall make arrangements for and pay when due all charges for gas, oil, electricity, water, light, heat, air conditioning, sewer, power, telephone and any other services used on or about or supplied to the Leased Premises and shall indemnify Landlord against any liability on such account. Landlord shall not be liable for any failure of water supply or electric current or of any service by any utility; or injury to persons (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Leased Premises or from any pipes, appliances or plumbing works, on the street or subsurface, or from any other place; or for interference with light or other easements, unless caused by Landlord's negligence.

     11.2 Tenant shall, at its sole cost and expense, maintain, repair, change and improve the electrical and other utility systems, including, but not limited to, the transformers to be installed by Tenant, which are located within the Leased Premises pursuant to Section 1.2 of this Lease. Any work performed by Tenant under this Section 11.2 shall be governed by all of the terms contained in Section 9.1 of this Lease.

ARTICLE XII - USE OF LEASED PREMISES

     12.1 Without the prior written consent of Landlord, Tenant may use the Leased Premises only for the purpose of telephone sales/call center and offices and for other services and purposes reasonably incident thereto.

     12.2 In its use of the Leased Premises, Tenant shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the Town of Hudson, New Hampshire, as now in effect or as hereafter amended.

     12.3 Tenant shall not injure or deface, or commit waste with respect to the Leased Premises nor occupy or use the Leased Premises, or permit or suffer any part thereof to be occupied or used, for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed to be disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose nor in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority including Boards of Fire Underwriters. Tenant shall, immediately upon the discovery of any such unlawful illegal, disreputable or extra-hazardous use, take, at its own cost and expense, all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove the subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.

     12.4 Tenant shall procure any licenses or permits required by any use of the Leased Premises by Tenant.

ARTICLE XIII - HAZARDOUS MATERIAL OR SUBSTANCES

     13.1 Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release of any Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property of the Leased Premises. Tenant shall not allow Tenant to generate, store, use or dispose of such Hazardous Materials in any manner not sanctioned by law for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business and in compliance with all applicable laws, rules and regulations. Tenant shall furnish to Landlord prior to Delivery of Possession the Material Safety Data Sheets ("MSDS") for all Hazardous Materials to be used by Tenant. No additional Hazardous Materials shall be used by Tenant until delivery to Landlord of a MSDS pertaining thereto. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq. (33 U.S.C. (S)(S) 1321) or listed pursuant to (S)(S) 307 of the Federal Water Pollution control Act (33 U.S.C. (S)(S) 1317), (iv) defined as a "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq. (42 U.S.C. (S)(S) 6903), (v) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et seq. (42 U.S.C. (S)(S) 9601), as
amended, (vi) Superfund Amendment and Reauthorization Act of 1986,42 USC Section 6901 et. seq. (SARA, amending CERCLA); (vii) New Hampshire RSA 147 and 147-A
     -------
and 147-B; (viii) any federal, state or local regulations, rules or orders issued or promulgated, now or hereafter, under or pursuant to any of the foregoing or otherwise by any department, agency or other administrative, regulatory or judicial body; or (ix) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property. If Landlord, any lender or any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then all cost of such investigations there shall be borne by Tenant. In addition, Tenant shall execute estoppel certificates and the like, from time to time, at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Leased Premises introduced or brought onto the Leased Premises by Tenant other than ordinary cleaning fluids and/or fluids and other material commonly used for offices. In all events, Tenant shall indemnify and save Landlord harmless from any release, unlawful presence or unlawful existence of Hazardous Materials on the Leased Premises. The covenants and indemnity and other provisions set forth in this
Section 13.1 shall survive the expiration or earlier termination of this Lease. Landlord expressly reserves the right to enter the Leased Premises to perform regular inspections upon reasonable notice to Tenant provided that same does not interfere with Tenant's use of the Leased Premises.

     13.2 Tenant warrants and acknowledges that at no time have funds been expended from the State of New Hampshire's hazardous waste cleanup hind established under R.S.A. 147-B with respect to any of Tenant's property located within New Hampshire which would entitle the State to a so-called superlien under R.S.A. 147-B:10 III. Tenant also acknowledges same with respect to similar laws of any other state which liens might possibly affect the Leased Premises. Tenant shall indemnify Landlord and hold Landlord harmless for any liability imposed should the provisions of this Section 13.2 be or become untrue. The provisions of this section will survive the expiration or termination of this Lease.

     13.3 Except for the above ground storage tank for heating oil, to Landlord's best knowledge, there is no hazardous material stored in, under or around the Lease Premises or the land on which the Leased Premises are situated, and that there is no current or threatened governmental action relating to environmental or hazardous waste cleanup in the Leased Premises.

ARTICLE XIV - ASSIGNMENT; SUBLEASING

     14.1 Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge or encumber this Lease or sublease the Leased Premises or any part thereof, or grant a right to any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Landlord; provided, however, Landlord agrees to consent to the collateral assignment of this Lease in the form attached hereto as Exhibit G to Tenant's Lender, such consent to be in the form attached hereto as Exhibit H. Any attempt to do any of the foregoing without such written consent shall be null and void and of no affect, and shall further constitute a material default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request, Landlord may, in its sole discretion, (i) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant or mortgagee, or (ii) elect to terminate this Lease, or (iii) suspend this Lease as to the space to be affected by such assignment, sublease or other event specified above for the duration specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during such suspension, including a suspension of the rent hereunder in proportion to the portion of the Leased Premises affected thereby

(but after said suspension, if the suspension is not for the full term hereof, Tenant shall once again become liable hereunder as to the applicable space).

     14.2 Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or subleasee without demand upon or proceeding in any way against any other person; provided, however, in the event of an assignment of this Lease with the Landlord's consent to a new tenant which has financial ability which is the same or greater than Tenant, which consent shall not be unreasonably withheld by Landlord, Tenant shall be released from all liability under this Lease.

     14.3 Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other subsequent transaction. If this Lease is assigned or if the Leased Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect rent from the assignee or subleasee and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

     14.4 All cash or other proceeds of any assignment, sale or sublease of Tenants interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the rent called for hereunder, and Tenant hereby assigns to Landlord all rights it might have or ever acquire in such proceeds.

ARTICLE XV - TAXES AND ASSESSMENTS

     15.1 Tenant shall pay, in addition to Base Rent and other charges, an amount equal to Tenant's Proportionate Share of "Real Estate Taxes" (hereinafter defined) and levies and charges and governmental impositions, duties, charges, betterment assessments and other charges and levies of like kind which are or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien or liens upon the Office Building or any part thereof, or upon any buildings or appurtenances thereto or any parts thereof, or which may become due and payable with respect thereto and any and all taxes charged, laid or levied in addition to the foregoing under or by virtue of any present or future laws, requirements, rules, orders, directions, ordinances or regulations of the United States of America, the State of New Hampshire, county of Hillsborough or Town of Hudson government, or of any other municipal government or lawful authority whatsoever. All such duties and charges, including Real Estate Taxes, are referred to herein as "Taxes".

     15.2 "Real Estate Taxes" means all real estate taxes, sewer taxes, and any other charges made by a public authority which upon assessment or failure of payment become a lien or liens upon the Office Building or any part thereof, or upon any buildings or appurtenances thereto, or any parts thereof, or which may become due and payable with respect thereto. If any betterment assessments are payable by law in installments, said betterment assessments are deemed payable not for the period in which the same are assessed but in installments for the periods in which the installments thereof are payable. Real estate taxes shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord or any income tax of Landlord.

     15.3 Tenant shall pay to Landlord along with each installment of rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Taxes for the current tax year, if the amount thereof is known, or of such taxes for the prior tax year, if the amount thereof for the current tax year is not known. Upon receipt by Landlord of the final tax bill for any tax year during the term of this Lease, Landlord shall give Tenant notice of the total amount of Taxes paid by Landlord for such tax year. If the actual amount of Tenant's Proportionate Share of the Taxes with respect to such tax year exceeds the aggregate amount previously paid by Tenant, Tenant shall pay to Landlord the deficiency within fifteen days following notice from Landlord. If the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Share of the Taxes for such tax year, then, at Landlord's election, such surplus (net of any amounts then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant. Periodically, during the Term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Share of Taxes for the next tax year (determined by Landlord) of the term of this Lease, whereupon Tenant shall pay Landlord such revised amount as set forth in the first sentence of this Section 15.3.

     15.4 Tenant shall also punctually pay and discharge all taxes which are or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon any personal property of Tenant attached to or used in connection with Tenant's business conducted on the Leased Premises which personal property constitutes a fixture. Nothing herein contained requires Tenant to pay any taxes on the rent reserved to Landlord hereunder.

     15.5 Landlord, at its option, may, but shall not be obligated to, contest or review by any appropriate proceedings, and at Landlord's expense, any tax, charge or other governmental imposition aforementioned which shall not be contested or reviewed as aforesaid by Tenant, and Tenant shall promptly join with Landlord in such contest or review if Landlord so requests. Any abatement in such taxes, less the cost incurred in obtaining the abatement, shall be reflected in the amount of taxes to be paid by Tenant the following year pursuant to this Article XV.

 ARTICLE XVI - MECHANIC'S LIEN

     16.1 In the event of the filing in the Hillsborough County Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises or the Office Building arising out of any work performed by or on behalf of Tenant, Tenant shall cause without delay proper proceedings to be instituted to test the validity of the lien claimed, and before the end of the lease term to discharge the same by the posting of bond or otherwise; and during the pendency of any such proceeding, Tenant shall completely defend and indemnify Landlord against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by Tenant, and during the pendency of such proceeding such lien may continue until disposition of such proceeding, and after disposition thereof, Tenant shall cause said lien to be released and discharged.

 ARTICLE XVII - EMINENT DOMAIN

     17.1 If the Leased Premises is lawfully condemned or taken by any public authority either in its entirety or in such proportion that it is no longer suitable for the intended use by Tenant, then this Lease will automatically terminate without further act of either party hereto on the date when possession of the Leased Premises is taken by such public authority, and each party hereto will be relieved of any further obligation to the other except that Tenant shall be liable for and shall promptly pay to Landlord any rent or other payments due hereunder then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any rent or other such payments paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that the Leased Premises is still suitable for its intended use by Tenant, this Lease will continue in effect in accordance with its terms and a portion of the rent and other payments due hereunder will abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken will be payable solely to Landlord without apportionment to Tenant.

 ARTICLE XVIII - LIABILITY

     18.1 Except for injury or damage caused by the negligence or willful misconduct of Landlord, its servants or agents, when so proven and adjudicated in a court of competent jurisdiction, Landlord shall not be liable for any injury or damage to any person happening on or about the Leased Premises or the Office Building or for any injury or damage to the Leased Premises or to any property of Tenant or to any property of any third person, firm, association, or corporation on or about the Leased Premises or the Office Building. Tenant shall, except for injury or damage caused as aforesaid, defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord harmless from and against any and all liability and damages, costs and expenses, including reasonable attorneys' fees, and from and against any and all suits, claims and demands of any kind or nature whatsoever, by and on behalf of any person, firm, association or corporation arising out of or based upon any incident, occurrence, injury or damage which happens or may happen on or about the Leased Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Leased Premises or the installation of any property therein or the removal of any property therefrom. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, in the defense thereof, including attorneys' fees. Tenant shall not settle or compromise any claim without the prior written consent of Landlord.

     18.2 (a) In addition, Tenant agrees to defend with counsel acceptable to Landlord and indemnify Landlord and hold Landlord harmless from and against all claims arising from the discharge or other release onto the Leased Property from the Leased Premises of any Hazardous Material, excluding any discharge of Hazardous Material to the extent caused by Landlord, its officers, directors, agents, employees, invitees, licensees or contractors. Tenant shall not settle or compromise any claim without the consent of Landlord.

     (b) Landlord agrees to defend with counsel acceptable to Tenant and indemnify Tenant and hold Tenant harmless from and against all claims arising from the discharge or other release onto the Leased Property from the Leased Premises of any Hazardous Material caused by Landlord, excluding any discharge of Hazardous Material to the extent caused by Tenant, its officers, directors, agents, employees, invitees, licensees or contractors. Landlord shall not settle or compromise any claim against Tenant without the consent of Tenant.

     18.3 The obligations and liabilities Tenant hereunder with respect to the indemnities pursuant to this Article XVIII or under any other provisions of this Lease, resulting from any claim or other assertion of liability by third parties (hereinafter "Claim" or collectively, "Claims"), shall be subject to the following terms and conditions:

     (a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof.

     (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives approved by Landlord, the defense of such Claim.

     (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party

           (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party, upon payment of all fees and costs incurred by the Indemnified Party for defense of such Claims to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

     (d) Anything in this Section 18.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at his own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim.

     (e) Notwithstanding any provision herein to the contrary, in the event that a response is required to a condition, occurrence or other happening which may impose liability on Landlord within a time period which does not allow notice to Tenant, Landlord shall have no obligation to notify Tenant prior to taking any action, and despite the lack of prior notice to Tenant, Tenant shall remain fully responsible to Landlord under the terms of this Article XVIII and any other provisions of this Lease.

     18.4 The provisions of this Article XVIII will survive the expiration or termination of this Lease.

 ARTICLE XIX -RULES AND REGULATIONS

     19.1 Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply with the Rules and Regulations set forth in Exhibit E hereto, and shall abide by and conform to such further rules and regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof.

 ARTICLE XX - LANDLORD'S INSURANCE

     20.1 The term "Insurance Premiums" shall mean the total annual insurance premiums which accrue on all property insurance, boiler insurance, public liability and property damage insurance, rent insurance, and any other insurance which, from time to time, may, at Landlord's election, be carried by Landlord with respect to the Office Building during any applicable calendar year (or portion thereof) occurring during the term of this Lease; provided, however, in the event, during any such calendar year, all or any part of such coverage is written under a "blanket policy" or otherwise in such manner that Landlord was not charged a specific insurance premium applicable solely to the Office Building, then in such event, the amount considered to be the Insurance Premium with respect to such coverage for such calendar year, shall be that amount which would have been the annual Insurance Premium payable under the rates in effect on the first day of such applicable calendar year for a separate New Hampshire Standard Form insurance policy generally providing such type and amount of coverage (without any deductible amount) with respect to the Office Building (considering the type of construction and other relevant matters), irrespective of the fact that Landlord did not actually carry such type policy. In the event that Tenant's activities in the Leased Premises cause an increase in Landlord's Insurance Premiums, then such increase due to Tenant's use shall be paid by Tenant upon demand from Landlord.

     20.2 Monthly, during the first year of the term of this Lease, Tenant will pay to Landlord the Tenant's Proportionate Share of the Insurance Premiums (which may be estimated by Landlord), monthly in advance, payable at the same time and place as the Base Rent is payable, except, however, if the Lease Term does not begin on the first date of a calendar month, Tenant shall pay a pro rata portion of such sum for such partial month. Landlord shall have the right to adjust such monthly estimate on an annual basis, pursuant to the following paragraph hereof.

     20.3 At the end of each calendar year occurring during the term of this Lease (subsequent to the expiration or other termination of this Lease, if such occurs on a date other than the last day of the calendar year), Landlord shall give Tenant notice of the total amount paid by Tenant for the relevant calendar year together with the actual amount of Tenant's Proportionate Share of Insurance Premiums for such calendar year. If the actual amount of Tenant's Proportionate Share of the Insurance Premiums with respect to such period exceeds the aggregate amount previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within fifteen days following notice from Landlord; however, if the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Share of the Insurance Premiums Cost for such period, then, at

Landlord's election, such surplus (net of any other amounts then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant. Periodically, during the term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Share of Insurance Premiums for the next fiscal period (determined by Landlord) of the term of this Lease, whereupon, Tenant shall pay Landlord such amount as may be so indicated by Landlord.

     20.4 In the event of loss, Landlord shall promptly initiate action to effect a settlement with the insurer. Tenant shall cooperate with Landlord and any mortgagee in connection with the proceeding and collection of claims, and shall execute and deliver to Landlord such proofs of loss, releases and other instruments as may be necessary to settle any such claims and obtain the proceeds thereof, and in the event Tenant fails or neglects to so cooperate or to execute and deliver any such instrument, Landlord may, as the agent or attorney in fact of Tenant, execute and deliver any such instrument, and Tenant hereby nominates and appoints Landlord the proper and legal attorney in fact of Tenant for such purpose, hereby ratifying all that Landlord may lawfully do as such attorney in fact.

 ARTICLE XXI - TENANT'S INSURANCE

     21.1 Tenant shall, from the Delivery of Possession of the Leased Premises, even if such date precedes the commencement of the term hereof, and throughout the term hereof procure and carry at its own expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire and acceptable to Landlord. Such insurance will be carried in the name of and for the benefit of Tenant and Landlord; will be written on an "occurrence" basis; and shall provide coverage of at least One Million Dollars ($1,000,000) in case of death of or injury to one person, Two Million Dollars ($2,000,000) in case of death of or injury to more than one person in the same occurrence, and One Million Dollars ($1,000,000) in case of loss, destruction or damage to property. If applicable, Tenant shall comply with the requirements of the Boilers and Unfired Pressure Vessels Law (RSA 157-
A), and in such event the policy or policies referred to above shall contain an endorsement providing pressure vessels insurance coverage and naming Landlord as an additional insured. Tenant shall furnish to Landlord a certificate of such insurance which must provide that the insurance indicated therein will not be canceled without at least ten (10) days' written notice to Landlord.

     21.2 During any period or periods of construction by Tenant on the Leased Premises, the construction of which (a) is of a type to which Builder's Risk Insurance is applicable and (b) requires the advance written approval of Landlord pursuant to Article IX hereof, Tenant shall obtain and maintain in effect standard Builder's Risk Insurance written on a completed value basis, including extended coverage, and utilizing a maximum value at date of completion not less than the greater of (y) the aggregate contract price or prices for the construction of such facilities or
(z) the amount which may be required by a mortgagee which is financing such construction. Such insurance shall be obtained from an insurance company authorized to do business in New Hampshire and acceptable to Landlord, and Lessee shall furnish to Landlord a certificate of such insurance naming Landlord as an additional insured which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to Landlord. If such construction by Tenant is of a type to which Builder's Risk Insurance is not applicable, Tenant shall provide the necessary additional coverage under the policies referred to in this ARTICLE XXI.

     21.3 Tenant shall procure and continue in force during the term hereof, all-risk insurance which contains fire and extended coverage on a full value, repair or replacement basis upon facilities, machinery, equipment and appurtenances constructed, erected or installed on or in the Leased Premises by Tenant and which have or may become the property of Landlord pursuant hereto. The policies evidencing such insurance must provide that loss, if any, payable thereunder will be payable to Landlord and/or Tenant and/or mortgagee of the Leased Premises or the Office Building as their respective interests may appear, and all such policies together with evidence of payment of the premiums thereon will be delivered to Landlord and/or any such mortgagee. All such policies must be taken in such responsible companies authorized to do business in New Hampshire as Landlord shall approve (which approval shall not be unreasonably withheld) and must be in form satisfactory to Landlord. Upon receipt of a copy of notice of cancellation of any insurance which is the responsibility of Tenant hereunder, Landlord may pay the premiums necessary to reinstate the same. The amount so paid will constitute Additional Rent payable by Tenant at the next rental payment date. Payment of premiums by Landlord will not be deemed a waiver or release by Landlord of the default by Tenant in failing to pay the same or of any action which Landlord may take hereunder as a result of such default. Tenant shall neither violate, nor allow its agents or employees to violate any of the terms, conditions and provisions of such policies.

     21.4 If and to the extent permitted without prejudice to any rights of Tenant under the applicable insurance policies, Landlord shall be held free and harmless from liability for loss or damage to personal property of Tenant in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage is the result of the negligence of Landlord, its employees or agents. This subsection does not impose any added obligation or expense upon Tenant nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

ARTICLE XXII - DESTRUCTION OR DAMAGE

     22.1 In the event that the Leased Premises, as it exists at the beginning of the term hereof, is totally destroyed by fire or other casualty insured against, or is so damaged that repairs and restoration cannot, in the opinion of Landlord in its sole discretion, be accomplished within a period of one hundred eighty (180) days from the date of such destruction or damage, this Lease will automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under ARTICLES XX and XXI hereof, and except that Tenant shall be liable for and shall promptly pay Landlord any Rent then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any Rent paid in advance. In the event that the Leased Premises is so damaged that repairs and restoration can be accomplished within a period of one hundred eighty (180) days from the date of such destruction or damage, this Lease will continue in effect in accordance with its terms; such repairs and restoration will, unless otherwise agreed by Landlord and Tenant, be performed as closely as practicable to the original specifications (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Lease), and until such repairs and restoration have been accomplished, a portion of the rent will abate equal to the proportion of the Leased Premises rendered unusable by the damage. Landlord's obligation to restore, replace or rebuild such facilities will not exceed in amount the sum of the insurance proceeds paid to it and/or released to it by any mortgagee with which settlement was made. In the event the Leased Premises may be repaired and/or restored within the aforementioned one hundred eighty (180) day period, but the cost of such repair or restoration exceeds the available insurance proceeds, at Landlord's discretion, this Lease will be terminated in which event the rights and duties of the parties shall be governed by the first sentence of this Section 22.1. Tenant shall execute and deliver to Landlord all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Landlord. Landlord shall not be responsible for damage or destruction, partial or total, to or of machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Tenant. Notwithstanding anything contained herein to the contrary, in the event that the damage to the Leased Premises results from the fault or negligence of Tenant, its agents, employees, licensees or invitees, Tenant shall not be entitled to any abatement or reduction of any rent or other sums due hereunder, and such damage shall be repaired by Tenant, or at Landlord's option by Landlord at Tenant's expense.

 ARTICLE XXIII - REPOSSESSION BY LANDLORD

     23.1 At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Tenant shall peaceably and quietly quit the Leased Premises and deliver possession of the same to Landlord together with the improvements thereon at the beginning of the term hereof and all improvements constructed thereon by Tenant which are not removed pursuant to the terms hereof, and all machinery, equipment and appurtenances installed therein which have become part of the Leased Premises, or which are not to be removed pursuant to ARTICLE X hereof. At the time of delivery of possession to Landlord at the expiration of this Lease any and all machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Tenant at its expense after the beginning of the term hereof, which constitute fixtures and which have become the property of Landlord pursuant to ARTICLE X hereof will be free and clear of any mortgage, lien, pledge or other encumbrance or charge.

ARTICLE XXIV - MORTGAGE LIEN

     24.1 This Lease and all rights of Tenant hereunder are and will remain subject and subordinate to the lien of (a) any mortgage(s) constituting a lien on the Office Building, or any part thereof, at the date hereof, and (b) the lien of any mortgage(s) hereafter executed to a person, bank, trust company, insurance company or other recognized lending institution to provide permanent financing or refinancing of the facilities on the Office Building, and (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or (b). Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant here under to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence, and, in the event that Tenant shall fail or neglect to execute, acknowledge and deliver any such subordination instrument notwithstanding its receipt of a reasonable subordination, nondisturbance and attornment agreement (see below) from said mortgagee, Landlord, in addition to any other remedies, may, as the agent or attorney-in-fact of Tenant, execute acknowledge and deliver the same, and Tenant hereby nominates, constitutes and appoints Landlord as Tenant's proper legal attorney-in-fact for such purposes; provided, however, that the subordination of this Lease shall be conditioned upon the execution and delivery by the mortgagee or trustee of an agreement (i) that so long as Tenant is not in default under the terms of this Lease the mortgagee or trustee, or any person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall not disturb the peaceful possession of Tenant hereunder, and (ii) that the proceeds of insurance policies received by it in settlement of losses under insurance policies held by it will be applied to the cost of repairs and restoration in those instances in which Landlord is obligated to repair and restore pursuant to the provisions hereof.

     24.2 Tenant shall execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of the Office Building within ten (10) days of receipt of same. In the event Tenant fails to deliver such certificate to Landlord, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute the same.

ARTICLE XXV - DEFAULT

     25.1 In the event that (a) any installment of Rent or Additional Rent is not paid within five (5) days after the same is due and payable, or (b) Tenant defaults in the performance or observance of any other covenant or condition in this Lease and such default remains unremedied for ten (10) days after written notice thereof has been given or sent to Tenant by Landlord, or (c) any warranty or representation made by Tenant herein proves to be false or misleading, or (d) Tenant or any Guarantor makes an assignment for the benefit of creditors, is generally not paying its debts as such debts become due, a custodian is appointed or takes possession of its assets other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all of the property of Tenant or any Guarantor for the purpose of enforcing a lien against such property, commences any proceeding relating to Tenant or any Guarantor or any substantial part of its property arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Tenant or any Guarantor any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or Tenant or any Guarantor by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver or trustee for Tenant or any Guarantor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, or any party holding a security interest in any of Tenant's fixtures of personal property of any nature whatsoever that are located on the Leased Premises institutes or gives notice of foreclosure against any such property, or
(e) Tenant shall have assigned or sublet the Leased Premises without the prior written consent of Landlord, or (f) Tenant shall abandon or vacate or shall commence to abandon or vacate the Leased Premises or any substantial portion of the Leased Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial portion of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property, or (g) the death of any individual Tenant or Guarantor, the dissolution of any corporate Tenant or Guarantor or the termination of any partnership Tenant or Guarantor, then, in any of such events, Landlord may immediately or at any time thereafter and without demand or notice enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove their effects forcibly if necessary, without being deemed guilty in any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease will terminate, and in case of such termination or in case of termination under the provisions of statute by reason of the default of Tenant, Tenant shall remain and continue liable to Landlord in an amount equal to the total Rent reserved for the balance of the term plus all additional Rent reserved for the balance of such term less the net amounts (after deducting the expenses of repair, renovation or demolition) which Landlord realizes, or with due diligence should have realized, from the reletting of the Leased Premises, plus all costs associated with the termination of the Lease, including Landlord's reasonable attorneys' fees. As used in this Section, the term "Additional Rent" means the value of all considerations other than Base Rent agreed to be paid or performed by Tenant hereunder, including, without limiting the generality of the foregoing, taxes, assessments, maintenance charges, and insurance premiums. Landlord will have the right from time to time to relet the Leased Premises upon such terms as it deems fit, and if a sufficient sum is not thus realized to yield the net rent required under this Lease, Tenant shall satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. At Landlord's option, upon any uncured default of Tenant hereunder, all Rent and Additional Rent due from Tenant under this Lease may be accelerated and Landlord should be entitled to a judgment therefor immediately. Nothing herein contained will be deemed to require Landlord to await the date on which this Lease, or the term hereof, would have expired had there been no default by Tenant, or no such termination or cancellation. Landlord's rights and remedies under this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, will be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section will limit or prejudice the right of Landlord to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, Tenant the maximum allowed by any statute or rule of law at the time in effect.

ARTICLE XXVI - ACCESS TO LEASED PREMISES

     26.1 Landlord or its representatives shall have free access to the Leased Premises at all times in cases of emergency and at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the Leased Premises to prospective purchasers or tenants, or for the purpose of making repairs which Tenant is obligated to make hereunder but has failed or refused to make; provided, that (with the exception of emergency situations), Landlord shall not unreasonably interfere with Tenant's business. The preceding sentence does not impose upon Landlord any obligation to make repairs. During the ninety (90) day period preceding the expiration of this Lease, Landlord may keep affixed to any suitable part of the outside of the building on the Leased Premises a notice that the Leased Premises is for sale or rent.

ARTICLE XXVII - NOTICES

     27.1 Any written notice, request or demand required or permitted by this Lease will, until either party notifies the other in writing of a different address, be properly given if sent by certified mail, return receipt requested, or registered first class mail, postage prepaid, or delivery by a nationally recognized overnight delivery service and addressed as follows:

     If to Landlord:     John M.  Wolters, Jr., Manager
                         Century Park, LLC
                         c/o Oreo Marketing Corporation
                         124 Indian Rock Road
                         Windham, NH 03087
                         Telecopy: 603/894-1158

     With a copy to:     Karen S.  McGinley, Esq.
                         Devine, Millimet & Branch
                         Professional Association
                         111 Amherst Street, P.O.  Box 719
                         Manchester, NH 03105-0719
                         Telecopy: 603/669-8547

     If to Tenant:       PC Connection, Inc.
                         528 Route 13 South
                         Milford, New Hampshire 03255
                         Attention: Mr.  Phillip Blaisdell

 ARTICLE XXVIII - SIGNS; EXTERIOR APPEARANCE; PYLON

     28.1 Tenant shall not, without Landlord's prior written consent, install any interior or exterior lighting, decorations, paintings, awning, canopies or the like; or erect or install any signs, banners, window or door lettering, placards, decorations or advertising media of any type that can be viewed from the exterior of the Leased Premises or within common areas of the Office Building. All signs, banners, lettering, placards, decorations and advertising media shall be no larger than two hundred square inches in size and shall conform in all respects to the requirements, if any, of all applicable laws, codes and ordinances and to the sign criteria established by Landlord for the Office Building from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, shape, height, lighting, color and general appearance, which approval shall not be unreasonably withheld. All signs shall be kept in good condition and in proper operating order at all times. Upon the expiration or earlier termination of this Lease, Tenant shall remove the sign and restore the surface to which the sign was attached to its original condition at Tenant's expense. In the event Tenant fails to remove the sign within 3 days from expiration or earlier termination of this Lease, the sign shall become the property of Landlord without any credit or compensation to Tenant, and Landlord may, but is not obligated to, remove and store or dispose of the sign and Tenant shall be liable to Landlord for all costs incurred by Landlord in connection therewith. Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage or disposal.

     28.2 The Office Building has a pylon sign shared by other tenants, and Tenant, at Tenant's cost and expense, and upon payment of the Pylon Sign Charge of $500.00, shall have the right, subject however to the written consent of Landlord, to locate a sign advertising Tenant upon the pylon structure. Notwithstanding anything herein to the contrary, Landlord shall in all cases retain the right and power to relocate Tenant's sign located upon such pylon structure, if any, to another location on such pylon structure, to be determined by Landlord, in the sole and absolute discretion of Landlord. The cost of installation, the cost of bringing electrical service to Tenant's sign located upon the pylon structure, the sign itself and any cost incurred by Landlord in repairing or maintaining such sign shall all be the sole cost and expense of Tenant, and Tenant shall indemnify, defend, and hold Landlord harmless with respect to any claim, charge, expense, or liability for same. Under no circumstances whatsoever will Tenant be allowed to remove such sign from the pylon structure without the prior written consent of Landlord. The placement of any such sign upon the pylon structure, and the design and construction criteria therefor shall be governed by such rules, regulations and requirements as Landlord may, from time to time, promulgate. Upon expiration or earlier termination of this Lease, any sign advertising Tenant upon the pylon structure (if Landlord elects to erect any such structure) shall remain upon the pylon structure and be surrendered with the Leased Premises and become the property of Landlord without credit or compensation to Tenant, unless Landlord requires removal of such sign, in which event Landlord shall remove the same at Tenant's expense, and Tenant shall pay to Landlord upon demand, the cost of removing Tenant's sign from the pylon structure.

 ARTICLE XXIX - SHORT FORM RECORDING

     29.1 If required by the applicable statute, there shall be recorded in the Hillsborough County Registry of Deeds a Notice of this Lease that complies in content and form with New Hampshire RSA Section 477:7-a. Landlord and Tenant shall execute and deliver a Notice of Lease in such form for such purpose. In the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, Landlord and Tenant shall execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.

 ARTICLE XXX - NO BROKER

     30. The parties acknowledge that OREO Marketing Corporation represents Landlord as its broker and that Landlord shall be responsible for any brokerage fee. The parties covenant that no other broker was involved in any capacity in bringing about the relationship evidenced by this Lease; and further agree that if any claim on behalf of any broker or agent is made or upheld, then the party against or through whom such claim is made shall defend (with counsel reasonably acceptable to the other party), indemnify and hold the other harmless against any damages, costs or expenses in any way attributable to such claim, including without limitation reasonable attorney's fees.

 ARTICLE XXXI - WARRANTIES AND REPRESENTATIONS OF TENANT

     31.1 Tenant warrants and represents to Landlord that Tenant's entrance into this Lease does not violate any other contracts, agreements, Leases or any other arrangements of any nature whatsoever that Tenant has with any third parties and that Tenant has obtained all necessary corporate authorization to enter into this Lease.

     31.2 If Tenant is a corporation, Tenant represents and warrants to Landlord that Tenant (i) is a corporation duly organized, validly existing under the laws of the state of its incorporation and in good standing under the laws of the state of its incorporation and the laws of the State of New Hampshire,
(ii) has paid all franchise and other taxes, if any, required to maintain the corporate existence of Tenant, and (iii) is not the subject of voluntary or involuntary proceedings for the forfeiture of the Articles of Incorporation of Tenant for its dissolution.

     31.3 If Tenant is a partnership or joint venture, Tenant is duly organized and validly existing under applicable state laws, and this Lease is within Tenant's powers, has been duly authorized by all requisite action and is not in contravention of any law or the powers of Tenant's partnership or joint venture agreement, as the case may be.

           Landlord represents and warrants to Tenant that Landlord's entrance into this Lease does not violate any other contracts, agreements, leases or any other arrangements of any nature whatsoever that Landlord has with any third party, and that this Lease is within Landlord's powers and has been duly authorized by all requisite action.

ARTICLE XXXII - SUCCESSION

     32.1 This Lease is binding upon and will inure to the benefit of the heirs, executors, administrators, successor and permitted assigns of the parties hereto.

ARTICLE XXXIII - WAIVER

     33.1 Any consent, express or implied, by Landlord to any breach by Tenant of any covenant or condition of this Lease will not constitute a waiver by Landlord of any prior or succeeding breach by Tenant of the same or any other covenant or condition of this Lease. Acceptance by Landlord of rent or other payment with knowledge of a breach of or default under any condition hereof by Tenant will not constitute a waiver by Landlord of such breach or default.

ARTICLE XXXIV - GOVERNING LAW

     34.1 This Lease will be construed and interpreted in accordance with the laws of the State of New Hampshire.

ARTICLE XXXV - COUNTERPARTS

     35.1 This Lease may be executed in two (2) or more counter-parts, each of which will be deemed an original and all collectively but one and the same agreement.

ARTICLE XXXVI - MODIFICATION; ENTIRE AGREEMENT

     36.1 This Lease contains and embraces the entire agreement between the parties hereto and no part of it may be changed, altered, amended, modified, limited or extended orally or by agreement between the parties unless such agreement is expressed in writing and signed by Landlord and Tenant or their respective successors in interest.

ARTICLE XXXVII - SECTION HEADINGS

     37.1 The headings at the beginning of each of the Sections in this Lease are solely for purposes of convenience and identification and are not to be deemed or construed to be part of this Lease.

ARTICLE XXXIII - SEVERABILITY

     38.1 If any term, clause or provision of this Lease is judged to be invalid and/or unenforceable, the validity and/or enforceability of any other term, clause or provision in this Lease will not be affected thereby.

ARTICLE XXXIX - PARKING

     39.1 Tenant shall be entitled to park in five (5) undesignated parking spaces per 1,000 square feet of the Lease Premises in the paved parking lot surrounding the

Office Building for the parking of its employees, agents and invitees. Additional parking may be used by Tenant as available.

     39.2 Tenant, its employees, agents and invitees, or any other party related to Tenant, shall not park or store cars, trucks, trailers or other vehicles overnight in any of the parking areas surrounding the Office Building or anywhere else on the Landlord's property.

     39.3 Tenant acknowledges that Landlord will be reconstructing and repaving the parking lot surrounding the Office Building and that its right to specific parking spaces may be altered by Landlord at Landlord's sole option during such work.

ARTICLE XL - INTERPRETATION

     40.1 The captions of the Articles or Sections of this lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, customers, agents, invitees or successors. In addition, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall also include others using the Leased Premises with Tenant's permission.

     IN WITNESS WHEREOF, the parties execute this Lease as of the day and year first above written.

                                       CENTURY PARK, LLC
                                       ("Landlord")



/s/ Karen S. McGinley                  By: /s/ John M. Wolters, Jr.
--------------------------                 --------------------------------
Witness                                    John M. Wolters, Jr., Manager

                                       PC CONNECTION, INC.
                                       ("Tenant")


/s/  Celeste S. Connor                 By: /s/ Philip F. Blaisdell
--------------------------                 --------------------------------
Witness                                Philip F. Blaisdell    , Its Duly
                                       -----------------------
                                       Authorized  Manager
                                                  -------------------------

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 23rd day of September, 1997, by John M. Wolters, Jr., Manager of Century Park, LLC, a New Hampshire limited liability company, on behalf of said limited liability company.


                              /s/ Karen S. McGinley
                              --------------------------------------------
                              Justice of the Peace
                              My Commission Expires:
                                                    ----------------------
                              Notary Seal or Stamp:

                      [Sign in Black Ink]

STATE/COMMONWEALTH OF
                      ---------------
COUNTY OF
          ---------------------------

     The foregoing instrument was acknowledged before me this 3 day of September, 1997, by Philip F. Blaisdell (name), Adm. Svc. Mgr, (title), of PC Connection, Inc., a corporation organized under the laws of the State/Commonwealth of New Hampshire, on behalf of said corporation.



                              /s/ Celeste S. Connor
                              ---------------------------------------------
                              Justice of the Peace/Notary Public
                              My Commission Expires: Jan. 22, 2002
                                                    --------------
                              Notary Seal or Stamp:

                      [Sign in Black Ink]

        Exhibits may be obtained from the Company upon written request.